As filed with the Securities and Exchange Commission on July 15, 2002

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

HAWTHORNE FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-2085671
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

2381 Rosecrans Avenue
El Segundo, California 90245
(Address principal executive offices)

Hawthorne Financial Corporation 2001 Stock Incentive Plan
(Full Title of the Plan)

Simone Lagomarsino
President and Chief Executive Officer
2381 Rosecrans Avenue
El Segundo, California 90245
(Name and Address of Agent for Service)

(310) 725-5000
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mark J. Kelson
Allen Matkins Leck Gamble & Mallory LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
(310) 788-2400

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price Per	Aggregate	Registration
Securities to be Registered	Registered(1)	Share(2)	Offering Price	Fee(3)

Common Stock	1,018,900	$32.69	$33,307,841	$1,425.24

(1)	This registration statement also covers an indeterminate number of shares of common stock of Hawthorne Financial Corporation (“Hawthorne”) which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction, in accordance with Rule 416 pursuant to the Securities Act of 1933, as amended.

(2)	The proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee under Rule 457(c) and (h)(1) pursuant to the Securities Act of 1933, as amended and based on the average of the high and low price of $32.69 per share of Hawthorne’s common stock as reported on the NASDAQ National Market System on July 12, 2002.

(3)	Regarding the calculation of the registration fee, a portion of the fee was previously paid in connection with two prior registrations filed by Hawthorne within the last five (5) years which shares offered under each of the registration statements remained unsold at the time the offerings were terminated, consisting of the registration of 345,000 shares underlying options issuable pursuant to Hawthorne’s 1994 Stock Option Plan (SEC File No. 333-59879 filed as of July 24, 1998) and the registration of 200,000 shares underlying options issuable pursuant to Hawthorne’s 1995 Stock Option Plan (SEC File No. 333-59875 filed as of July 24, 1998). Therefore, $1,639.08 has been offset against the fee otherwise payable in accordance with Rule 457(g) pursuant to the Securities Act of 1933, as amended, leaving a registration fee $1,425.24 to be paid with this registration statement.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

     *     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 pursuant to the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference

     The following documents, which have been filed by Hawthorne with the SEC, are incorporated by reference in this registration statement:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (filed on March 25, 2002) (File No. 000-01100), which contains audited financial statements for our latest fiscal year for which such statements have been filed;

(b) Our Amendment Number 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (filed on April 30, 2002);

(c) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 (filed on May 8, 2002) (File No. 001-13709);

(d) Our Amendment Number 2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (filed on May 29, 2002);.

(e) Our Amendment Number 3 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (filed on June 13, 2002);

(f) Our latest prospectus filed pursuant to Rule 424(b)(3) (filed on June 21, 2002) (File No. 333-89776);

(g) Our Current Report on Form 8-K for the period ended June 18, 2002 (filed on June 25, 2002) (File No. 000-01100);

(h) The description of our Common Stock, par value $0.01 per share, contained in our Amendment No. 1 to the Registration Statement on Form S-4, filed with the Commission on June 18, 2002 (File No. 333-89776), including any subsequently filed amendments and reports updating such description..

     All documents that we subsequently file under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 before we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     As permitted by the Delaware General Corporation Law, as amended, our charter obligates us to indemnify our present and former directors and officers and to pay or reimburse reasonable expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Delaware law. Section 145 of the Delaware General Corporation Law provides in general that a corporation is empowered to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against all expenses (including attorneys’ fees) judgments, penalties, fines, and settlements actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

     Further, our Charter provides, consistent with Section 102(b)(7) of the Delaware General Corporation Law, that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director’s duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law, which involve unlawful payments of dividends or unlawful stock purchases or redemption; or (iv) for any transaction from which the director derived any improper personal benefit.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit
Number	Exhibit

5.1	Opinion of Allen Matkins Leck Gamble & Mallory LLP
10.1*	2001 Stock Incentive Plan (as amended on May 21, 2001)
23.1	Consent of Independent Auditors
23.2	Consent of Allen Matkins Leck Gamble & Mallory LLP is contained in Exhibit 5.1
24.1	Power of Attorney (contained on page II-4 of this registration statement)

*	Incorporated herein by reference to Hawthorne’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 25, 2002.

Item 9. Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Hawthorne pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 18th day of June, 2002.

HAWTHORNE FINANCIAL CORPORATION

By:	/s/ SIMONE F. LAGOMARSINO

Simone F. Lagomarsino President and Chief Executive Officer

POWER OF ATTORNEY

     The undersigned directors and officers of Hawthorne Financial Corporation hereby constitute and appoint Simone F. Lagomarsino and Timothy R. Chrisman and each of them, as his/her true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 18th day of June, 2002.

Signature	Title

/s/ SIMONE F. LAGOMARSINO Simone F. Lagomarsino	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ KAREN C. ABAJIAN Karen C. Abajian	Executive Vice President and Chief Financial Officer, (Principal Financial and Accounting Officer)

/s/ TIMOTHY R. CHRISMAN Timothy R. Chrisman	Chairman of the Board, Director

/s/ GARY W. BRUMMETT Gary W. Brummett	Director

/s/ ANTHONY W. LIBERATI Anthony W. Liberati	Director

Signature	Title

/s/ HARRY F. RADCLIFFE Harry F. Radcliffe	Director

/s/ HOWARD E. RITT Howard E. Ritt	Director

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion of Allen Matkins Leck Gamble & Mallory LLP
10.1*	Hawthorne Corporation 2001 Stock Incentive Plan (as amended May 21, 2001)
23.1	Consent of Independent Auditors
23.2	Consent of Allen Matkins Leck Gamble & Mallory LLP is contained in Exhibit 5.1
24.1	Power of Attorney (contained on page II-4 of this registration statement)

*	Incorporated herein by reference to Hawthorne’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 25, 2002.